UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 7, 2005
Date of Report (Date of earliest event reported)

Spectrum Sciences & Software Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

3130 Fairview Park Drive, Suite 400, Falls Church, Virginia	22042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 564-2967

91 Hill Avenue NW, Fort Walton Beach, Florida 32548

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 1.01 Entry into a Material Definitive Agreement.

     See disclosure in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On July 7, 2005, Horne Engineering Services, LLC (“Horne LLC”), a wholly-owned subsidiary of Spectrum Sciences & Software Holdings Corp. (“Spectrum”) and successor by merger to Horne Engineering Services, Inc. (“Horne Inc.”), entered into a First Amendment to Revolving Line of Credit Agreement, Contract Line of Credit Loan Agreement and Security Agreement, effective June 30, 2005 (the “First Amendment”), with Bank of America, N.A. (the “Lender”). The First Amendment amends certain provisions of the Revolving Line of Credit Loan Agreement, Contract Line of Credit Loan Agreement and Security Agreement entered into as of August 12, 2004 by and between Horne Inc. and the Lender (the “Original Loan Agreement”). Pursuant to the Original Loan Agreement, the Lender made (i) a revolving line of credit loan to Horne Inc. in the maximum principal amount of $3.0 million with interest due and payable monthly (the “Contract Loan”) and (ii) a separate revolving line of credit loan to Horne Inc. in the maximum principal amount of $4.0 million with interest due and payable monthly (the “Revolving Loan”). In addition, as security for the payment and performance of the Loan Agreement, Horne Inc. granted the Lender a security interest in all of the assets of Horne Inc. Moreover, Darryl K. Horne and Charlene M. Horne (the “Guarantors”) guaranteed the full and timely payment and performance of Horne Inc.’s obligations under the Loan Agreement (the “Guaranty”).

     Horne LLC and the Lender entered into the First Amendment principally (i) to reflect that, as a result of the merger of Horne Inc. with and into Horne LLC, Horne LLC has assumed all of the obligations and liabilities of Horne Inc. under the Loan Agreement, (ii) to increase the maximum principal amount of the Contract Loan to $10.0 million, (iii) to increase the interest rate for the Contract Loan to a rate approximately equal to LIBOR plus 3.25% per annum, and (iv) to extend, until December 31, 2005, the maturity dates of each of the Revolving Loan and the Contract Loan to December 31, 2005. The Revolving Loan will continue to have a maximum principal amount of $4.0 million, and will continue to bear interest at a rate approximately equal to LIBOR plus 3.0% per annum.

     Furthermore, the Guarantors entered into the First Amendment to evidence their consent to the terms and conditions of the First Amendment, and to confirm that the Guaranty remains in full force and effect. In addition, Spectrum has agreed to subordinate the $2.15 million it has advanced to Horne LLC to the obligations due to the Lender under the Loan Agreement, the First Amendment and any other indebtedness of Horne LLC to Lender (the “Subordination Agreement”). A violation of the Subordination Agreement allows the Lender to accelerate the maturity of the Contract Loan or the Revolving Loan.

     The description of the foregoing matter is not complete and is qualified in its entirety by the full text of the First Amendment and the Subordination Agreement, which are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.1	First Amendment to Revolving Line of Credit Loan Agreement, Contract Line of Credit Loan Agreement and Security Agreement, effective June 30, 2005, made by Horne Engineering Services, LLC, Darryl K. Horne and Charlene M. Horne, and Bank of America, N.A.

10.2	Subordination Agreement, effective June 30, 2005, made by Spectrum Sciences & Software Holdings Corp. in favor of Bank of America, N.A.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Date: July 12, 2005	By:	/s/ Michael Megless
		Name:	Michael Megless
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Revolving Line of Credit Loan Agreement, Contract Line of Credit Loan Agreement and Security Agreement, effective June 30, 2005, made by Horne Engineering Services, LLC, Darryl K. Horne and Charlene M. Horne, and Bank of America, N.A.

10.2	Subordination Agreement, effective June 30, 2005, made by Spectrum Sciences & Software Holdings Corp. in favor of Bank of America, N.A.

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